Exhibit 10.3
COLUMBUS McKINNON CORPORATION
2006 LONG TERM INCENTIVE PLAN

Amendment No. 1
Code Section 409A Compliance Amendment

WHEREAS, Columbus McKinnon Corporation (the “Company”) adopted the Columbus McKinnon Corporation 2006 Long Term Incentive Plan (the “Plan”) in 2006 to promote the interests of the Company and its stockholders by providing officers and other employees and non-employee directors of the Company with appropriate incentives and rewards to encourage them to enter into and continue in service to the Company and to acquire a meaningful, significant and growing proprietary interest in the Company, while aligning the interests of key employees and management with those of the stockholders; and

WHEREAS, the Company wishes to amend the Plan to provide for the Plan’s compliance with Internal Revenue Code (“Code”) Section 409A and the Treasury regulations promulgated thereunder, and to ensure that all or most awards under the Plan continue to be excluded from coverage under Code Section 409A.

NOW THEREFORE, the Company hereby amends the Plan effective January 1, 2009 by adding new Section 28 to the Plan as follows:

“28.                      COMPLIANCE WITH CODE SECTION 409A.

This Section 28 is intended to comply with final regulations promulgated under Code Section 409A.  It is effective January 1, 2009 and shall govern notwithstanding any contrary provision elsewhere in the Plan or in any Award Agreement.

28.1  OPTIONS AND SARS.

(a)  409A Excluded Stock Rights.  All Options and SARs  (“Stock Rights”)  awarded under the Plan are intended not to provide for the deferral of compensation, in accordance with Treas. Reg. §1.409A-1(b)(5)(i)(A) and (B) (said Incentive Awards are hereinafter referred to as “409A Excluded Stock Rights”), except where an Award Agreement states explicitly that the Incentive Award is intended to provide for a deferral of compensation (such Incentive Award is hereinafter referred to as a “409A Non-Excluded Stock Right”).  Accordingly, the Plan shall be construed, and may be amended, in such manner as may ensure that 409A Excluded Stock Rights remain excluded from the application of Code Section 409A.  Without limiting the generality of the foregoing:

(1) no 409A Excluded Stock Right shall be awarded with an exercise price that is less than the Fair Market Value of the Common Stock on the date of grant where Fair Market Value is determined in a manner permitted under Treas. Reg. §1.409A-1(b)(5)(iv);

(2) no 409A Excluded Stock Right shall be modified, extended or exchanged for a new Incentive Award if such modification, extension or exchange would cause the 409A Excluded Stock Right to become (or be replaced by) a 409A Non-Excluded Stock Right or other Incentive Award that is subject to Code Section 409A;

(3) a 409A Excluded Stock Right shall expire no later than its original expiration date and, if a Excluded Stock Right would so expire after the Participant has died or otherwise become unable to exercise the Stock Right due to a mental or physical disability, the Stock Right shall be deemed exercised by the owner thereof on the day preceding its expiration date if the then Fair Market Value of the Stock exceeds the exercise price;

(4) any extension of a 409A Excluded Stock Right, whether pursuant to a provision of the Plan or an exercise of Committee discretion, shall not extend the term of the Stock Right beyond the earlier of (i) the original expiration date stated in the Award Agreement, or (ii) the tenth anniversary of the Incentive Award;

(5) no 409A Excluded Stock Right shall permit the deferral of compensation beyond the date of exercise;

(6) no dividends shall be paid or credited on SARs or on Options that would have the effect of reducing the exercise price of the SAR or Option below Fair Market Value on the date of the grant in violation of Code Section 409A and Treas Reg. §1.409A-1(b)(5)(i)(E); and

(7) any Common Stock, cash or other consideration to be transferred to the Participant in connection with the exercise of the 409A Excluded Stock Right shall be transferred as soon as practicable and in all events within 30 days following the exercise date and the Participant shall have no right to determine the calendar year in which such transfer occurs.

(b)  409A Non-Excluded Stock Rights.  If an Award Agreement states explicitly that the Stock Right is intended to provide for a deferral of compensation in accordance with Treas. Reg. §1.409A-1(b)(5)(i)(C) (such Incentive Award is hereinafter referred to as “409A Non-Excluded Stock Right”), the Award Agreement shall incorporate the terms and conditions necessary to avoid inclusion of the Incentive Award in the Participant’s gross income pursuant to Section 409A(a)(1) of the Code and the Plan and Award Agreement shall be interpreted in accordance with Section 409A of the Code and the regulations and other interpretive guidance issued thereunder so as to avoid the inclusion of the Incentive Award in gross income pursuant to Section 409A(a)(1) of the Code.  Without limiting the generality of the foregoing:

(1) the Award Agreement shall specify that the 409A Non-Excluded Stock Right will expire on the last day of the calendar year in which the 409A Non-Excluded Stock Right becomes exercisable, and that any Common Stock, cash or other consideration to be transferred to the Participant in connection with the exercise of the 409A Non-Excluded Stock Right shall be transferred to the Participant on or before March 15 of the calendar year following the calendar year in which the 409A Non-Excluded Stock Right becomes exercisable;

(2) the date on which the 409A Non-Excluded Stock Right becomes exercisable may not be accelerated except as may be permitted under Treas. Reg. §1.409A-3(j); and

(3) in the case of a 409A Non-Excluded Stock Right that becomes exercisable as a result of the separation from service of a Participant who is a “specified employee” within the meaning of Treas. Reg. §1.409A-1(i) as applied by the Company, no Common Stock, cash or other consideration shall be transferred to the Participant in connection with the exercise of the 409A Non-Excluded Stock Right until the day following the 6-month anniversary of the Participant’s separation from service.

28.2  RESTRICTED STOCK.

(a)  409A Excluded Restricted Stock.  Restricted Stock awarded under the Plan is intended not to provide for the deferral of compensation, in accordance with Treas. Reg. §1.409A-1(b)(6) (said Incentive Awards are hereinafter referred to as “409A Excluded Restricted Stock”), unless the Award Agreement states explicitly that the Incentive Award is intended to provide for a deferral of compensation (such an Incentive Award is hereinafter referred to as “409A Non-excluded Restricted Stock”).  Accordingly, the Plan shall be construed, and may be amended, in such manner as to ensure that 409A Excluded Restricted Stock remains excluded from the application of Code Section 409A.  Without limiting the generality of the foregoing:

(1) no Award Agreement shall provide for or permit the deferral of compensation resulting from a 409A Excluded Restricted Stock beyond the date on which the 409A Excluded Restricted Stock would otherwise become includable in gross income in accordance with the rules of Code Section 83 (or would have become includable but for the exercise of an election under Code Section 83(b)).

(b)  409A Non-Excluded Restricted Stock.  If an Award Agreement states explicitly that the Restricted Stock is intended to provide for a deferral of compensation (such Incentive Award is hereinafter referred to as “409A Non-Excluded Restricted Stock”), the Award Agreement shall incorporate the terms and conditions necessary to avoid inclusion of the Incentive Award in the Participant’s gross income pursuant to Section 409A(a)(1) of the Code and the Plan and Award Agreement shall be interpreted in accordance with Section 409A of the Code and the regulations and other interpretive guidance issued thereunder so as to avoid the inclusion of the Incentive Award in gross income pursuant to Section 409A(a)(1) of the Code.  Without limiting the generality of the foregoing

(1) the Award Agreement shall specify one or more dates or events permitted under Code Section 409A(a)(2)(A) at which time the Incentive Award will be settled in cash or vested property;

(2) the Award Agreement shall specify the manner in which the Incentive Award will be paid (e.g., lump sum or installments) and the dates on or periods within which payment will occur;

(3) the date of settlement of the Incentive Award shall not be accelerated except as otherwise permitted under Treas. Reg. §1.409A-3(j); and

(4) in the case of a 409A Non-excluded Restricted Stock that becomes payable as a result of the separation from service of a Participant who is a “specified employee” within the meaning of Treas. Reg. §1.409A-1(i) as applied by the Company, no cash or property shall be paid to the Participant in connection with the settlement of the Incentive Award until the day following the 6-month anniversary of the Participant’s separation from service.

28.3  RESTRICTED STOCK UNITS AND OTHER INCENTIVE AWARDS.

(a)  409A Excluded Future Property Transfers.  Any Incentive Awards permitted under the Plan other than those referred to in Sections 28.1 and 28.2 including, but not limited to, cash bonuses, Restricted Stock Units, Stock Bonuses and other promises to transfer property in the future (“Future Property Transfers”), are intended not to provide for the deferral of compensation, in accordance with the short-term deferral rule set forth in Treas. Reg. §1.409A-1(b)(4) (said Incentive Awards are hereinafter referred to as “409A Excluded Future Property Transfers”) unless the Award Agreement states explicitly that the Incentive Award is intended to provide for a deferral of compensation (such an Incentive Award is hereinafter referred to as a “409A Non-excluded Future Property Transfer”).  Accordingly, the Plan shall be construed, and may be amended, in such manner as to ensure that 409A Excluded Future Property Transfers remain excluded from the application of Code Section 409A.  Without limiting the generality of the foregoing:

(1) the Award Agreement shall provide (or shall be construed to provide) that a 409A Excluded Future Property Transfer must be settled in cash or vested property on or before March 15 of the calendar year following the calendar year in which the 409A Excluded Future Property Transfer ceased to be subject to a substantial risk of forfeiture within the meaning of Treas. Reg. §1.409A-1(b)(4), or otherwise settled on or before the last day of the “applicable 2-1/2 month period” within the meaning of Treas. Reg. §1.409A-1(b)(4)(i).

(b)  409A Non-excluded Future Property Transfers.  If an Award Agreement states explicitly that a Future Property Transfer is intended to provide for a deferral of compensation in accordance with Treas. Reg. §1.409A-1(b)(4) (“409A Non-excluded Future Property Transfer”), the Award Agreement shall incorporate the terms and conditions necessary to avoid inclusion of the Incentive Award in the Participant’s gross income pursuant to Section 409A(a)(1) of the Code and the Plan and Award Agreement shall be interpreted in accordance with Section 409A of the Code and the regulations and other interpretive guidance issued thereunder so as to avoid the inclusion of the Incentive Award in gross income pursuant to Section 409A(a)(1) of the Code.  Without limiting the generality of the foregoing:

(1) the Award Agreement shall specify one or more dates or events permitted under Code Section 409A(a)(2)(A) at which time the Incentive Award will be settled in cash or vested property;

(2) the Award Agreement shall specify the manner in which the Incentive Award will be paid (e.g., lump sum or installments) and the dates on or periods within which payment will occur;

(3) the date of settlement of the Incentive Award shall not be accelerated except as otherwise permitted under Treas. Reg. §1.409A-3(j); and

(4) in the case of a 409A Non-excluded Future Property Transfer that becomes payable as a result of the separation from service of a Participant who is a “specified employee” within the meaning of Treas. Reg. §1.409A-1(i) as applied by the Company, no cash or property shall be paid to the Participant in connection with the settlement of the Incentive Award until the day following the 6-month anniversary of the Participant’s separation from service.

28.4  AUTHORITY TO AMEND PLAN AND/OR AWARD AGREEMENT.  Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Incentive Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the date of this Plan amendment), the Committee may adopt such amendments to the Plan and the applicable Award Agreement, and adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (1) exempt the Incentive Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the  Incentive Award, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

28.5                      PROTECTION OF THE COMMITTEE AND OTHERS.  Notwithstanding the foregoing provisions of this Section 28, neither the Company, nor any officer, employee, director or agent of the Company or any affiliate of the Company, nor any member of the Committee, shall have any liability to any Participant on account of an Incentive Award hereunder being taxable under Code Section 409A regardless of whether such person could have taken action to prevent such result and failed to do so.  To the extent permitted by law, the Company shall indemnify and defend any officer, employee, director or agent of the Company or of any affiliate of the Company, and any member of the Committee, from any claim based on an Incentive Award becoming taxable under Code Section 409A resulting from such person’s action taken, or action failed to be taken, in connection with the Plan or any Award Agreement.”

IN WITNESS WHEREOF, the Company has caused its officer, duly authorized by the Board of Directors, to execute this instrument of amendment on the 30th day of December, 2008.

Columbus McKinnon Corporation

By    Karen L. Howard

Title Vice President - Finance & CFO